Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Hasbro, Inc.:

We consent to the incorporation by reference in the Registration Statements Nos. 2-78018, 2-93483, 33-57344, 33-59583, 333-38159, 333-10404, 333-10412, 333-34282, 333-110000, 333-110001, 333-110002, 333-129618, 333-147109, 333-162762 and 333-170355 on Form S-8 and Nos. 33-41548, 333-44101, 333-82077, 333-83250, 333-103561 and 333-145947 on Form S-3 of Hasbro, Inc. of our reports dated February 27, 2013, with respect to the consolidated balance sheets of Hasbro, Inc. and subsidiaries as of December 30, 2012 and December 25, 2011, and the related consolidated statements of operations, comprehensive earnings, cash flows, and shareholders’ equity for each of the fiscal years in the three-year period ended December 30, 2012, and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 30, 2012, which reports appear in the December 30, 2012 annual report on Form 10-K of Hasbro, Inc.

/s/ KPMG LLP

Providence, Rhode Island

February 27, 2013